QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of TravelCenters of America LLC of our report dated March 13, 2015, relating to our audits of the consolidated financial statements as of and for the year ended December 31, 2014 and internal control over financial reporting as of December 31, 2014 which appears in the Annual Report on Form 10-K of TravelCenters of America LLC for the year ended December 31, 2014.

        We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ McGladrey LLP

Cleveland, Ohio
August 31, 2015

QuickLinks

  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm